UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Kezar Life Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38542	47-3366145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Shoreline Court, Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 822-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, Christopher Kirk, Ph.D., President, Chief Scientific Officer and member of the Board of Directors (the “Board”) of Kezar Life Sciences, Inc. (the “Company”), provided notice of his intention to resign from the positions of President and Chief Scientific Officer of the Company for personal reasons, effective April 21, 2023 (the “Resignation Date”). The Company expects to enter into an advisor agreement with Dr. Kirk pursuant to which Dr. Kirk will serve as a strategic and scientific advisor to the Company following the Resignation Date, which agreement will be described in a future Current Report on Form 8-K to be filed by the Company. Dr. Kirk will remain on the Board, and will receive compensation pursuant to the Company’s Non-Employee Director Compensation Policy, following the Resignation Date.

Item 8.01 Other Events.

In connection with Dr. Kirk’s resignation and as part of the Company’s succession plan, the Company will promote Neel Anand, DPhil to Senior Vice President, Research and Drug Discovery and Kieron Wesson, Ph.D. to Senior Vice President, CMC and Supply Chain. Dr. Anand and Dr. Wesson are currently part of the Company’s leadership team and will report to John Fowler, Chief Executive Officer and co-founder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kezar Life Sciences, Inc.

Date:	February 28, 2023	By:	/s/ Marc L. Belsky
Marc L. Belsky Chief Financial Officer and Secretary